UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024 (September 18, 2024)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 18, 2024, CĪON Investment Corporation (“CION”) entered into an Amended and Restated Note Purchase Agreement with certain institutional investors (the “AR Note Purchase Agreement”), in connection with CION’s issuance of $100 million aggregate principal amount of its floating rate senior unsecured notes, tranche B, due 2027 (the “Tranche B Notes”) at a purchase price equal to par. The Tranche B Notes represent an add-on, second tranche of the 2027 Notes that were issued by CION in November 2023. The net proceeds to CION were approximately $96.2 million, after the deduction of a commitment fee of $2.875 million, placement agent fees and other financing expenses, which CION intends to use to primarily repay debt under its senior secured financing arrangements, make investments in portfolio companies in accordance with its investment objectives, and for working capital and general corporate purposes. The Tranche B Notes are rated investment grade.

The Tranche B Notes mature on November 8, 2027. The Tranche B Notes bear interest at a floating rate equal to the three-month Secured Overnight Financing Rate (“SOFR”) plus a credit spread of 3.90% per year and subject to a 2.00% SOFR floor, which will be paid quarterly on February 15, May 15, August 15, and November 15 of each year, commencing on November 15, 2024. CION has the right to, at its option, redeem all or a part that is not less than 10% of the Tranche B Notes (i) on or before August 8, 2027, at a redemption price equal to 100% of the principal amount of Tranche B Notes to be redeemed plus an applicable “make-whole” amount equal to (x) the discounted value of the remaining scheduled payments with respect to the principal of such Tranche B Note that is to be prepaid or becomes due and payable pursuant to the AR Note Purchase Agreement over (y) the amount of such called principal, plus accrued and unpaid interest, if any, and (ii) after August 8, 2027, at a redemption price equal to 100% of the principal amount of the Tranche B Notes to be redeemed, plus accrued and unpaid interest, if any. For any redemptions occurring on or before August 8, 2027, the discounted value portion of the “make whole amount” is calculated by applying a discount rate on the same periodic basis as that on which interest on the Tranche B Notes is payable equal to the sum of 0.50% plus the yield to maturity of the most recently issued U.S. Treasury securities having a maturity equal to the remaining average life of the Tranche B Notes, or if there are no such U.S. Treasury securities, using such implied yield to maturity determined in accordance with the terms of the AR Note Purchase Agreement.

The Tranche B Notes are general unsecured obligations of CION that rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by CION, rank effectively junior to any of CION’s secured indebtedness (including unsecured indebtedness that CION later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by certain of CION’s subsidiaries, financing vehicles or similar facilities.

The AR Note Purchase Agreement contains other terms and conditions, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of CION’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, (iii) minimum shareholders’ equity of $543.6 million, (iv) a minimum asset coverage ratio of not less than 150%, (v) a minimum interest coverage ratio of 1.25 to 1.00 and (vi) an unencumbered asset coverage ratio of 1.25 to 1.00, provided that (a) first lien senior secured loans and cash represent more than 65% of the total value of unencumbered assets used by CION for purposes of the ratio and (b) equity interests or structured products in the aggregate represent less than 15% of the total value of unencumbered assets used by CION for purposes of the ratio. The AR Note Purchase Agreement also contains a “most favored lender” provision in favor of the purchasers in respect of any new credit facilities, loans, notes or unsecured indebtedness in excess of $25 million incurred by CION, which indebtedness contains a financial covenant not contained in, or more restrictive against CION than those contained, in the AR Note Purchase Agreement. In addition, the AR Note Purchase Agreement contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness or derivative securities of CION in an outstanding aggregate principal amount of at least $25 million, certain judgments and orders, and certain events of bankruptcy.

The offering was conducted, and the Tranche B Notes were issued, as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. As a result, the Tranche B Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The foregoing description of the AR Note Purchase Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of a press release announcing the foregoing is also attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Note Purchase Agreement, dated as of September 18, 2024, by and among CĪON Investment Corporation and certain institutional investors.
99.1	Press Release dated September 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	September 23, 2024	By:	/s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Note Purchase Agreement, dated as of September 18, 2024, by and among CĪON Investment Corporation and certain institutional investors.
99.1	Press Release dated September 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).